High Yield Total Return Portfolio
10f-3 Report
For the Quarter Ended March 31, 2004



Issuer              Trade Date                Selling Broker
Alamosa          January 20, 2004            Chase Securities
Delaware Inc.				             Inc.

Amount Purchased    Purchase Price U.S.$      % of Fund Assets
900,000	      		 100.000                   0.39


% of Issue
0.36



Issuer              Trade Date                Selling Broker
Vail Resorts     January 29, 2004            Bank of America
Inc.

Amount Purchased    Purchase Price U.S.$      % of Fund Assets
1,800,000	      	100.000                   0.80


% of Issue
0.46